10f-3 Transactions Summary*
* Evergreen Compliance Department has on file a checklist signed by the portfolio manager and a compliance manager stating that the transaction fully complies with the conditions of Rule 10f-3 of the Investment Company Act of 1940.

Fund
RKB5
Security
Portland General Electric
Advisor
EIMCO
Transaction Date
3/5/09
Cost
$250,000
Offering Purchase
2.30%
Broker
JP Morgan
Underwriting Syndicate Members
JP Morgan
Barclays
Deutsche
Wachovia Securities

Fund
RKB5
Security
FLP Group Capital Inc. PFD 8.75% PFD
Advisor
EIMCO
Transaction Date
3/13/09
Cost
$300,000
Offering Purchase
2.14%
Broker
JP Morgan
Underwriting Syndicate Members

Banc of America Securities LLC
Morgan Stanley
Wachovia Securities Inc
Citi

Fund
RKB5
Security
Northeast Utilities
Advisor
EIMCO
Transaction Date
3/16/09
Cost
$100,000
Offering Purchase
0.61%
Broker
JP Morgan
Underwriting Syndicate Members
Merrill Lynch & co
J.P.Morgan
Barclays Capital
Wachovia Securities